Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports First Quarter 2021 Earnings

Scranton, PA, April 23, 2021/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three months ended March 31, 2021. Peoples reported net income of $9.5 million, or $1.31 per diluted share for the three months ended March 31, 2021, a 79.5% increase when compared to $5.3 million, or $0.71 per share for the comparable period of 2020. The increase in earnings over the year ago period is a result of a $4.0 million decrease to the provision for loan losses, a $1.2 million increase to pre-provision net interest income from lower interest expense, and a $1.0 million decrease to noninterest expenses, offset by a higher income tax provision of $2.0 million.

In addition to evaluating its results of operations in accordance with GAAP, Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely gains and losses incurred within the investment securities portfolio. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

Core net income, which we have defined to exclude gains or losses from our investment securities portfolio, for the three months ended March 31, totaled $9.5 million and $5.2 million in 2021 and 2020, respectively. Core net income per share for the three months ended March 31, 2021 was $1.31, an 87.1% increase from $0.70 reported for the same period in 2020. Core net income in the current period excludes a pre-tax $21 thousand unrealized gain on our equity investment portfolio. Core net income for the 2020 period excludes a $267 thousand realized gain on the sale of a pool of municipal securities and an unrealized loss of $123 thousand on our equity investment portfolio.

NOTABLES

●	Record quarterly net income of $9.5 million or $1.31 per diluted share.
●	First quarter dividend of $0.37 per share represents a 2.8% increase from the first quarter of 2020.
●	Return on average assets was 1.32% for the three months ended March 31, 2021 compared to 1.13% for the three months ended December 31, 2020, and 0.86% for the comparable period in 2020. Return on average equity was 12.00% for the three months ended March 31, 2021 compared to 10.32% for the three months ended December 31, 2020 and 7.05% for the comparable period in 2020.
●	Paycheck Protection Program (“PPP”) commercial loans outstanding at March 31, 2021 total $200.8 million, including $100.8 million remaining from round one of the program and $100.0 million originated in 2021 under round two.
●	Loans in deferral at March 31, 2021 totaled $1.3 million or 0.1% of total outstanding loan balances, excluding PPP loans. At December 31, 2020 loans in deferral totaled $6.1 million or 0.3% of total outstanding loans, excluding PPP loans. At June 30, 2020 loans in deferral totaled $330.1 million or 16.7% of total outstanding loan balances, excluding PPP loans.
●	Deposits grew $540.4 million or 26.9% for the twelve months ended March 31, 2021 and grew $113.3 million during the three months ended March 31, 2021.
●	Tax-equivalent net interest income increased $1.2 million or 6.0% to $21.1 million for the three months ended March 31, 2021 compared to $19.9 million for the same period in 2020.
●	Provision for loan losses decreased $4.0 million from the comparable period in 2020, the product of a $0.5 million release from the allowance for loan losses in the current period and a $3.5 million provision for loan losses in the year ago period.

●	Efficiency ratio improved to 50.8% for the three months ended March 31, 2021, compared to 57.9% in the year ago period.

 INCOME STATEMENT REVIEW

Calculated on a fully taxable equivalent basis (“FTE”), our tax-equivalent net interest margin for the three months ended March 31, 2021 was 3.15%, an increase of 15 basis points when compared to the three months ended December 31, 2020, and a decrease of 35 basis points when compared to 3.50% for the same three month period in 2020.  The increase in net interest margin from the prior three month period is primarily due to interest and fees on PPP loans and lower deposit costs.  The tax-equivalent yield on interest-earning assets increased 6 basis points to 3.55% during the three months ended March 31, 2021 from 3.49% during the three months ended December 31, 2020, and decreased 70 basis points when compared to 4.25% for the three months ended March 31, 2020.    The decrease in net interest margin and yield from the year ago period is due to lower market rates, the result of the Federal Open Market Committee ("FOMC") cutting the federal funds rate 150 basis points in the first three months of 2020 resulting from the uncertain economic impact of the coronavirus pandemic. The decrease in market rates resulted in lower rates on our existing adjustable rate loans and affected rates on new originations. However, we have experienced lower interest-bearing liability costs due to lower market rates, partially offset, however, by the additional interest expense on subordinated debt we issued during the second quarter of 2020. Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, decreased 10 basis points to 0.57% for the three months ended March 31, 2021 when compared to 0.67% during the three months ended December 31, 2020, and has decreased 44 basis points when compared to the same three month period in 2020.

First Quarter 2021 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income for the three months ended March 31, increased $1.2 million or 6.0% to $21.1 million in 2021 from $19.9 million in 2020. The increase in tax equivalent net interest income was largely due to lower interest expense of $1.6 million, as continued focus has been on lowering deposit and borrowing costs in the current and expected low market rate environment. Partially offsetting the lower interest expense, was lower interest income of $0.4 due to a negative rate variance, as asset yields continued to reprice lower. The increase to total average earning assets of $426.7 million partially offset the lower yields. PPP loans averaged $195.5 million in the three-month period ended March 31, 2021 with interest and net fees totaling approximately $2.5 million. The tax-equivalent yield on the loan portfolio decreased to 4.09% for the three months ended March 31, 2021, compared to 4.55% for the comparable period in 2020 due to lower market rates. Loans, net averaged $2.2 billion for the three months ended March 31, 2021 and $2.0 billion for the comparable period in 2020. For the three months ended March 31, the tax-equivalent yield on total investments decreased to 2.15% in 2021 from 2.48% in 2020. Average investments totaled $332.4 million in 2021 and $316.2 million in 2020. Average interest-bearing liabilities increased $232.8 million for the three months ended March 31, 2021, compared to the corresponding period last year due primarily to deposit growth from higher customer savings rates, strong organic deposit growth of new customer relationships and the federal governments’ stimulus funding.

For the three months ended March 31, 2021, the provision for loan losses was negative $0.5 million, due to improved credit quality and a slight decrease in non-PPP loan balances, and was $4.0 million less than the provision for loan losses in the year ago period, which reflected an adjustment of qualitative factors in our allowance for loan losses methodology due to the onset of the coronavirus pandemic and its uncertain economic impact.

Noninterest income for the three months ended March 31, 2021 and 2020 was $3.5 million.  Mortgage banking revenue was $0.2 million higher in the current period due to increased refinance activity from low market rates which resulted in a higher volume of loans sold into the secondary market.  Revenue from commercial loan interest rate swap transactions was $0.3 million higher in the current period due to a higher credit valuation adjustment.  Service charges, fees, commissions and other are lower in the current period by $0.4 million due to lower service charges on consumer and commercial deposit accounts and an accrual adjustment to a bank owned life insurance benefit.  The year ago period included a net gain of $0.1 million from a sale of a pool of municipal securities, offset by an unrealized loss related to our equity portfolio.

Noninterest expense decreased $1.0 million or 7.5% to $12.6 million for the three months ended March 31, 2021, from $13.6 million for the three months ended March 31, 2020. Salaries and employee benefits decreased $1.3 million or 16.4% as higher salaries were more than offset by lower benefits expenses and deferred costs on loan originations which are recorded as a contra-salary expense.  Occupancy and equipment expenses were higher by $0.2 million due to information technology investments related to mobile/digital banking solutions in the current period. Other expenses were higher by $0.1 million due primarily to an increase in FDIC insurance assessments in the current period primarily attributed to the receipt of a credit in the year ago period related to the Deposit Insurance Fund's (DIF) minimum reserve ratio assessment.

The provision for income tax expense increased $2.0 million for the three months ended March 31, 2021 compared to the year ago period due to higher levels of book taxable income and a $0.6 million deferred tax adjustment related to prior periods.

 BALANCE SHEET REVIEW

At March 31, 2021, total assets, loans and deposits were $3.0 billion, $2.2 billion and $2.5 billion, respectively. Loans balances increased slightly from December 31, 2020 as loan demand, exclusive of PPP loans, was soft to begin the year. The slight growth in loans was primarily due to a net increase in PPP loans resulting from our participation in the second round of the Small Business Administration (“SBA”) administered PPP, and to a lesser extent in commercial real estate loans.  During the first quarter of 2021, we funded an additional 885 loans totaling $100.0 million under the SBA’s second PPP loan program.   Total deposits increased $113.3 million or 4.6% from December 31, 2020 due to organic growth of customer relationships throughout all our markets, PPP loan proceeds retained coupled with additional deposits by our commercial borrowers and federal government stimulus payments. Non-interest bearing deposits increased $38.8 million or 6.2% and interest-bearing deposits increased $74.5 million or 4.1% during the three months ended March 31, 2021. Total investments were $341.1 million at March 31, 2021, including $333.8 million securities classified as available-for-sale and $7.2 million classified as held-to-maturity.

Stockholders' equity equaled $317.3 million or $44.00 per share at March 31, 2021, and $316.9 million or $43.92 per share at December 31, 2020. The increase in stockholders’ equity from December 31, 2020 is attributable to net income, partially offset by a decrease to accumulated other comprehensive income (“AOCI”) resulting from a decrease to the unrealized gain on investment securities and dividends paid to shareholders.  Tangible stockholders' equity improved to $35.10 per share at March 31, 2021, from $35.00 per share at December 31, 2020. Dividends declared for the three months ended March 31, 2021 amounted to $0.37 per share, a 2.8% increase from the 2020 period, representing a dividend payout ratio of 28.2%.

ASSET QUALITY REVIEW

Nonperforming assets were $8.4 million or 0.38% of loans, net and foreclosed assets at March 31, 2021, compared to $10.5 million or 0.48% of loans, net and foreclosed assets at December 31, 2020.  The decrease in non-performing assets from the previous quarter was primarily due to the payoff of a non-accrual commercial loan and the sale of a foreclosed property.  The Company's allowance for loan losses decreased $0.6 million or 2.1% in the first quarter of 2021, due to a $0.5 million release from the allowance for loan losses in the current period resulting from improved credit quality and a slight decrease in non-PPP loan balances.  The allowance for loan losses at March 31, 2021 continued to reflect the provisions added during 2020 from our adjustment of qualitative factors in our allowance for loan losses methodology, due to economic decline and expectation of increased credit losses from COVID-19's adverse impact on economic and business operating conditions. The allowance for loan losses equaled $26.8 million or 1.23% of loans, net at March 31, 2021 compared to $27.3 million or 1.26% of loans, net, at December 31, 2020.   Excluding PPP loans which do not carry an allowance for losses due to a 100% government guarantee, the ratio equaled 1.35% at March 31, 2021.  Loans charged-off, net of recoveries, for the three months ended March 31, 2021, equaled $0.1 million or 0.01% of average loans, compared to $0.5 million or 0.10% of average loans for the comparable period last year.

Impact of COVID-19

Operationally, as COVID-19 events unfold, our continued priority is the health and safety of our customers and employees. We recently worked with local government and health professionals and have had opportunities to offer our eligible employees and their family members appointments to receive the COVID-19 vaccine.  We continue to follow the recommendations of our state governments as to conducting business and have maintained safety protocols. Currently all our offices have returned to pre-pandemic operating hours with limited lobby access.

From a lending perspective, organic loan growth, with the exception of PPP loans, was soft as we began 2021, however, loan activity improved at the end of the quarter.  We participated in the Coronavirus Aid, Relief and Economic Security Act ("CARES Act"), PPP, a $350 billion specialized low-interest loan program funded by the U.S. Treasury Department and administered by the SBA.  During 2020, we had approved 1,450 PPP loans totaling $217.5 million.

Substantially all of the loans were made to existing customers, funded under the two year PPP loan program, and the loan proceeds initially were deposited with our institution.  PPP loan forgiveness commenced during the fourth quarter of 2020 and we continue to process loan forgiveness applications.  At March 31, 2021, we have 468 loans totaling $100.8 million remaining compared to 1,304 loans totaling $189.7 million at December 31, 2020. We expect the majority of the remaining $100.8 million to be forgiven during 2021. During the first quarter of 2021, we funded an additional 885 loans totaling $100.0 million under the SBA’s second PPP loan program.   The application process for the second PPP loan program ends May 31, 2021.

From a credit risk perspective, we took actions to identify and assess our COVID-19 related credit exposures based on asset class and borrower type. From the onset of the crisis, we worked to proactively monitor our loan portfolio by contacting many of our borrowers to evaluate the impact of the pandemic on them, their businesses and the underlying collateral for our loans. The Company implemented a customer payment deferral program to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID-19 related challenges.  At the start of the pandemic, the Company granted payment deferral requests for up to six months to a total of 481 commercial loans with outstanding loan balances of $306.9 million and to 505 consumer loans with outstanding balances of $23.3 million. At March 31, 2021, the majority of loans are no longer in deferral as borrowers have begun to make their regular payments. Outstanding loan balances remaining in deferral at March 31, 2021 totaled $1.3 million, a decrease of $4.8 million from the $6.1 million at December 31, 2020, and a decrease of $328.8 million from the $330.1 million in deferral at June 30, 2020. As a percentage of total loan balances, excluding PPP loans, loans in deferral represented less than 0.1% of loans outstanding at March 31, 2021 compared to 0.3% of loans outstanding at December 31, 2020, and 16.7% of loans outstanding at June 30, 2020. At March 31, 2021, commercial loan balances remaining in deferral total $1.0 million while consumer loans total $0.3 million. Loan deferrals and modifications have been executed consistent with the guidelines of the CARES Act. Pursuant to the CARES Act, loan deferrals are not included in our nonperforming loans disclosed above. Loans in deferral status will continue to accrue interest during the deferral period unless otherwise classified as nonperforming.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania and Broome County in New York through 26 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the COVID-19 crisis and the governmental responses to the crisis; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except share and per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
	2021	2020	2020	2020	2020
Key performance data:
Share and per share amounts:
Net income	$1.31	$1.13	$1.14	$1.03	$0.71
Core net income (1)	$1.31	$1.10	$1.09	$1.03	$0.70
Cash dividends declared	$0.37	$0.36	$0.36	$0.36	$0.36
Book value	$44.00	$43.92	$43.30	$42.55	$41.68
Tangible book value (1)	$35.10	$35.00	$34.40	$33.74	$32.86
Market value:
High	$47.34	$40.40	$39.38	$39.40	$50.10
Low	$36.02	$34.47	$32.51	$30.24	$35.60
Closing	$42.24	$36.76	$34.76	$38.19	$39.74
Market capitalization	$304,605	$265,231	$251,743	$280,042	$291,820
Common shares outstanding	7,211,293	7,215,202	7,242,326	7,332,856	7,343,240
Selected ratios:
Return on average stockholders’ equity	12.00%	10.32%	10.58%	9.87%	7.05%
Core return on average stockholders’ equity (1)	11.98%	10.05%	10.12%	9.83%	6.90%
Return on average tangible stockholders’ equity	15.02%	12.96%	13.34%	12.49%	8.99%
Core return on average tangible stockholders’ equity (1)	14.99%	12.62%	12.76%	12.44%	8.79%
Return on average assets	1.32%	1.13%	1.21%	1.13%	0.86%
Core return on average assets (1)	1.32%	1.10%	1.16%	1.12%	0.84%
Stockholders’ equity to total assets	10.59%	10.99%	11.18%	11.56%	12.03%
Efficiency ratio (2)	50.83%	56.35%	55.94%	54.01%	57.88%
Nonperforming assets to loans, net, and foreclosed assets	0.38%	0.48%	0.52%	0.62%	0.60%
Net charge-offs to average loans, net	0.01%	0.05%	0.26%	0.10%	0.10%
Allowance for loan losses to loans, net	1.23%	1.26%	1.21%	1.24%	1.27%
Interest-bearing assets yield (FTE) (3)	3.55%	3.49%	3.73%	3.90%	4.25%
Cost of funds	0.57%	0.67%	0.76%	0.75%	1.01%
Net interest spread (FTE) (3)	2.99%	2.81%	2.97%	3.15%	3.24%
Net interest margin (FTE) (3)	3.15%	3.00%	3.19%	3.36%	3.50%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Mar 31	Mar 31
Three Months Ended	2021	2020
Interest income:
Interest and fees on loans:
Taxable	$20,900	$20,917
Tax-exempt	870	1,031
Interest and dividends on investment securities:
Taxable	1,243	1,548
Tax-exempt	390	299
Dividends	23	23
Interest on interest-bearing deposits in other banks	2	24
Interest on federal funds sold	49
Total interest income	23,477	23,842
Interest expense:
Interest on deposits	2,092	3,503
Interest on short-term borrowings	71	573
Interest on long-term debt	103	205
Interest on subordinated debt	443
Total interest expense	2,709	4,281
Net interest income	20,768	19,561
Provision for loan losses	(500)	3,500
Net interest income after provision for loan losses	21,268	16,061
Noninterest income:
Service charges, fees, commissions and other	1,184	1,605
Merchant services income	93	114
Commissions and fees on fiduciary activities	533	506
Wealth management income	358	387
Mortgage banking income	312	137
Increase in cash surrender value of life insurance	219	187
Interest rate swap revenue	797	470
Net gain (loss) on investment securities	21	(123)
Net gain on sale of investment securities available-for-sale		267
Total noninterest income	3,517	3,550
Noninterest expense:
Salaries and employee benefits expense	6,570	7,856
Net occupancy and equipment expense	3,267	3,079
Amortization of intangible assets	125	154
Other expenses	2,667	2,562
Total noninterest expense	12,629	13,651
Income before income taxes	12,156	5,960
Provision for income tax expense	2,678	679
Net income	$9,478	$5,281
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(7,749)	$7,629
Reclassification adjustment for gains included in net income		(267)
Change in derivative fair value	242	1,036
Income tax related to other comprehensive income	(1,576)	1,765
Other comprehensive income, net of income taxes	(5,931)	6,633
Comprehensive income	$3,547	$11,914
Share and per share amounts:
Net income - basic	$1.31	$0.72
Net income - diluted	1.31	0.71
Cash dividends declared	$0.37	$0.36
Average common shares outstanding - basic	7,210,952	7,379,438
Average common shares outstanding - diluted	7,246,016	7,405,703

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2021	2020	2020	2020	2020
Interest income:
Interest and fees on loans:
Taxable	$20,900	$20,705	$20,901	$21,160	$20,917
Tax-exempt	870	888	876	941	1,031
Interest and dividends on investment securities available-for-sale:
Taxable	1,243	1,111	1,250	1,420	1,548
Tax-exempt	390	304	280	295	299
Dividends	23	26	23	25	23
Interest on interest-bearing deposits in other banks	2	4	4	5	24
Interest on federal funds sold	49	47	12	6
Total interest income	23,477	23,085	23,346	23,852	23,842
Interest expense:
Interest on deposits	2,092	2,614	2,758	2,864	3,503
Interest on short-term borrowings	71	91	82	102	573
Interest on long-term debt	103	127	139	231	205
Interest on subordinated debt	443	444	443	148
Total interest expense	2,709	3,276	3,422	3,345	4,281
Net interest income	20,768	19,809	19,924	20,507	19,561
Provision for loan losses	(500)	1,050	1,050	1,800	3,500
Net interest income after provision for loan losses	21,268	18,759	18,874	18,707	16,061
Noninterest income:
Service charges, fees, commissions and other	1,184	2,187	1,584	1,433	1,605
Merchant services income	93	101	137	472	114
Commissions and fees on fiduciary activities	533	551	575	493	506
Wealth management income	358	392	272	231	387
Mortgage banking income	312	658	488	312	137
Increase in cash surrender value of life insurance	219	202	192	193	187
Interest rate swap revenue	797	374	1,228	249	470
Net gain (loss) on investment securities	21	76	2	39	(123)
Net gain on sale of investment securities available-for-sale		194	457		267
Total noninterest income	3,517	4,735	4,935	3,422	3,550
Noninterest expense:
Salaries and employee benefits expense	6,570	7,400	7,831	7,048	7,856
Net occupancy and equipment expense	3,267	3,588	3,131	3,042	3,079
Amortization of intangible assets	125	144	154	154	154
Other expenses	2,667	2,869	2,858	2,998	2,562
Total noninterest expense	12,629	14,001	13,974	13,242	13,651
Income before income taxes	12,156	9,493	9,835	8,887	5,960
Income tax expense	2,678	1,308	1,523	1,311	679
Net income	$9,478	$8,185	$8,312	$7,576	$5,281
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(7,749)	$(305)	$(639)	$2,094	$7,629
Reclassification adjustment for gains included in net income		(194)	(457)		(267)
Change in benefit plan liabilities		(1,398)
Change in derivative fair value	242	(41)	(137)	(543)	1,036
Income tax related to other comprehensive income	(1,576)	(407)	(260)	326	1,765
Other comprehensive income, net of income taxes	(5,931)	(1,531)	(973)	1,225	6,633
Comprehensive income	$3,547	$6,654	$7,339	$8,801	$11,914
Share and per share amounts:
Net income - basic	$1.31	$1.13	$1.14	$1.03	$0.72
Net income - diluted	1.31	1.13	1.14	1.03	0.71
Cash dividends declared	$0.37	$0.36	$0.36	$0.36	$0.36
Average common shares outstanding - basic	7,210,952	7,222,810	7,277,189	7,341,636	7,379,438
Average common shares outstanding - diluted	7,246,016	7,257,874	7,312,253	7,376,700	7,405,703

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2021	2020	2020	2020	2020
Net interest income:
Interest income
Loans, net:
Taxable	$20,900	$20,705	$20,901	$21,160	$20,917
Tax-exempt	1,101	1,124	1,109	1,191	1,305
Total loans, net	22,001	21,829	22,010	22,351	22,222
Investments:
Taxable	1,266	1,137	1,273	1,445	1,571
Tax-exempt	494	385	354	374	378
Total investments	1,760	1,522	1,627	1,819	1,949
Interest on interest-bearing balances in other banks	2	4	4	5	24
Federal funds sold	49	47	12	6
Total interest income	23,812	23,402	23,653	24,181	24,195
Interest expense:
Deposits	2,092	2,614	2,758	2,864	3,503
Short-term borrowings	71	91	82	102	573
Long-term debt	103	127	139	231	205
Subordinated debt	443	444	443	148
Total interest expense	2,709	3,276	3,422	3,345	4,281
Net interest income	$21,103	$20,126	$20,231	$20,836	$19,914
Loans, net:
Taxable	4.13%	3.98%	4.04%	4.19%	4.60%
Tax-exempt	3.56%	3.80%	3.70%	3.75%	3.88%
Total loans, net	4.09%	3.97%	4.02%	4.16%	4.55%
Investments:
Taxable	1.97%	2.03%	2.09%	2.24%	2.36%
Tax-exempt	2.78%	3.30%	3.56%	3.46%	3.10%
Total investments	2.15%	2.25%	2.30%	2.41%	2.48%
Interest-bearing balances with banks	0.06%	0.06%	0.08%	0.16%	1.17%
Federal funds sold	0.10%	0.10%	0.11%	0.14%
Total interest-bearing assets	3.55%	3.49%	3.73%	3.90%	4.25%
Interest expense:
Deposits	0.46%	0.57%	0.65%	0.72%	0.92%
Short-term borrowings	0.57%	0.72%	0.65%	0.44%	1.62%
Long-term debt	2.88%	2.70%	2.59%	1.13%	2.54%
Subordinated debt	5.38%	5.38%	5.37%	5.38%
Total interest-bearing liabilities	0.57%	0.67%	0.76%	0.75%	1.01%
Net interest spread	2.98%	2.81%	2.97%	3.15%	3.24%
Net interest margin	3.15%	3.00%	3.19%	3.36%	3.50%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At period end	2021	2020	2020	2020	2020
Assets:
Cash and due from banks	$30,786	$29,287	$42,940	$27,146	$22,181
Interest-bearing balances in other banks	8,432	15,905	20,972	14,788	13,146
Federal funds sold	264,100	183,000	102,300	10,000
Investment securities:
Available-for-sale	333,753	295,911	247,404	287,709	302,884
Equity investments carried at fair value	159	138	341	338	299
Held-to-maturity	7,166	7,225	7,297	7,401	7,520
Loans held for sale	458	837	2,161	1,939	270
Loans, net	2,179,534	2,177,982	2,188,463	2,181,909	2,023,155
Less: allowance for loan losses	26,783	27,344	26,584	26,957	25,686
Net loans	2,152,751	2,150,638	2,161,879	2,154,952	1,997,469
Premises and equipment, net	46,777	47,045	47,926	48,378	48,619
Accrued interest receivable	8,206	8,255	8,595	8,368	7,283
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	835	960	1,104	1,257	1,411
Bank owned life insurance	42,530	42,316	37,099	35,412	35,224
Other assets	36,146	38,915	62,274	39,366	44,096
Total assets	$2,995,469	$2,883,802	$2,805,662	$2,700,424	$2,543,772
Liabilities:
Deposits:
Noninterest-bearing	$661,262	$622,475	$579,196	$575,206	$467,315
Interest-bearing	1,889,154	1,814,638	1,777,688	1,634,918	1,542,680
Total deposits	2,550,416	2,437,113	2,356,884	2,210,124	2,009,995
Short-term borrowings	51,980	50,000	50,000	50,000	164,150
Long-term debt	14,264	14,769	20,269	60,938	32,250
Subordinated debt	33,000	33,000	33,000	33,000
Accrued interest payable	1,120	736	1,289	872	1,336
Other liabilities	27,358	31,307	30,597	33,446	29,978
Total liabilities	2,678,138	2,566,925	2,492,039	2,388,380	2,237,709
Stockholders’ equity:
Common stock	14,423	14,414	14,468	14,649	14,670
Capital surplus	128,854	129,291	130,038	133,002	133,159
Retained earnings	177,836	171,023	165,437	159,739	154,806
Accumulated other comprehensive gain (loss)	(3,782)	2,149	3,680	4,654	3,428
Total stockholders’ equity	317,331	316,877	313,623	312,044	306,063
Total liabilities and stockholders’ equity	$2,995,469	$2,883,802	$2,805,662	$2,700,424	$2,543,772

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Average quarterly balances	2021	2020	2020	2020	2020
Assets:
Loans, net:
Taxable	$2,054,120	$2,068,600	$2,059,357	$2,032,852	$1,830,455
Tax-exempt	125,352	117,650	119,202	127,624	135,260
Total loans, net	2,179,472	2,186,250	2,178,559	2,160,476	1,965,715
Investments:
Taxable	260,238	223,333	241,904	260,160	267,179
Tax-exempt	72,177	46,361	39,591	43,466	49,046
Total investments	332,415	269,694	281,495	303,626	316,225
Interest-bearing balances with banks	13,260	26,232	20,250	12,595	8,263
Federal funds sold	191,720	185,874	45,439	17,480
Total interest-bearing assets	2,716,867	2,668,050	2,525,743	2,494,177	2,290,203
Other assets	197,178	204,348	199,433	210,017	193,507
Total assets	$2,914,045	$2,872,398	$2,725,176	$2,704,194	$2,483,710
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$1,833,661	$1,829,248	$1,690,440	$1,605,841	$1,524,265
Noninterest-bearing	634,806	596,880	587,448	574,194	462,508
Total deposits	2,468,467	2,426,128	2,277,888	2,180,035	1,986,773
Short-term borrowings	50,470	50,000	50,038	93,447	142,121
Long-term debt	14,509	18,699	21,354	82,117	32,477
Subordinated debt	33,000	33,000	33,000	11,074
Other liabilities	23,371	28,946	30,454	28,798	21,096
Total liabilities	2,589,817	2,556,773	2,412,734	2,395,471	2,182,467
Stockholders’ equity	320,228	315,625	312,442	308,723	301,243
Total liabilities and stockholders’ equity	$2,910,045	$2,872,398	$2,725,176	$2,704,194	$2,483,710

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
	2021	2020	2020	2020	2020
At quarter end
Nonperforming assets:
Nonaccrual/restructured loans	$8,073	$9,799	$10,692	$12,214	$10,760
Accruing loans past due 90 days or more	172	71	52	291	423
Foreclosed assets	131	632	649	964	903
Total nonperforming assets	$8,376	$10,502	$11,393	$13,469	$12,086

Three months ended
Allowance for loan losses:
Beginning balance	$27,344	$26,584	$26,957	$25,686	$22,677
Charge-offs	195	522	1,542	617	798
Recoveries	134	232	119	88	307
Provision for loan losses	(500)	1,050	1,050	1,800	3,500
Ending balance	$26,783	$27,344	$26,584	$26,957	$25,686

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2021	2020	2020	2020	2020
Core net income per share:
Net income GAAP	$9,478	$8,185	$8,312	$7,576	$5,281
Adjustments:
Less: gain on investment securities	(21)	(270)	(459)	(39)	(144)
Add: gain on investment securities tax adjustment	4	57	96	8	30
Net income Core	$9,461	$7,972	$7,949	$7,545	$5,167
Average common shares outstanding - basic	7,210,952	7,222,810	7,277,189	7,341,636	7,379,438
Core net income per share	$1.31	$1.10	$1.09	$1.03	$0.70
Tangible book value:
Total stockholders’ equity	$317,331	$316,877	$313,623	$312,044	$306,063
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	835	960	1,104	1,257	1,411
Total tangible stockholders’ equity	$253,126	$252,547	$249,149	$247,417	$241,282
Common shares outstanding	7,211,293	7,215,202	7,242,326	7,332,856	7,343,240
Tangible book value per share	$35.10	$35.00	$34.40	$33.74	$32.86
Core return on average stockholders’ equity:
Net income GAAP	$9,478	$8,185	$8,312	$7,576	$5,281
Adjustments:
Less: gain on investment securities	(21)	(270)	(459)	(39)	(144)
Add: gain on investment securities tax adjustment	4	57	96	8	30
Net income Core	$9,461	$7,972	$7,949	$7,545	$5,167
Average stockholders’ equity	$320,228	$315,625	$312,442	$308,723	$301,243
Core return on average stockholders’ equity	11.98%	10.05%	10.12%	9.83%	6.90%
Return on average tangible equity:
Net income GAAP	$9,478	$8,185	$8,312	$7,576	$5,281
Average stockholders’ equity	$320,228	$315,625	$312,442	$308,723	$301,243
Less: average intangibles	64,268	64,402	64,551	64,704	64,879
Average tangible stockholders’ equity	$255,960	$251,223	$247,891	$244,019	$236,364
Return on average tangible stockholders’ equity	15.02%	12.96%	13.34%	12.49%	8.99%
Core return on average tangible stockholders’ equity:
Net income GAAP	$9,478	$8,185	$8,312	$7,576	$5,281
Adjustments:
Less: gain on investment securities	(21)	(270)	(459)	(39)	(144)
Add: gain on investment securities tax adjustment	4	57	96	8	30
Net income Core	$9,461	$7,972	$7,949	$7,545	$5,167
Average stockholders’ equity	$320,228	$315,625	$312,442	$308,723	$301,243
Less: average intangibles	64,268	64,402	64,551	64,704	64,879
Average tangible stockholders’ equity	$255,960	$251,223	$247,891	$244,019	$236,364
Core return on average tangible stockholders’ equity	14.99%	12.62%	12.76%	12.44%	8.79%
Core return on average assets:
Net income GAAP	$9,478	$8,185	$8,312	$7,576	$5,281
Adjustments:
Less: (gain) loss on investment securities	(21)	(270)	(459)	(39)	(144)
Add: (gain) loss on investment securities tax adjustment	4	57	96	8	30
Net income Core	$9,461	$7,972	$7,949	$7,545	$5,167
Average assets	$2,914,045	$2,872,398	$2,725,176	$2,704,194	$2,483,710
Core return on average assets	1.32%	1.10%	1.16%	1.12%	0.84%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	Mar 31	Mar 31
Three Months Ended	2021	2020
Core net income per share:
Net income (GAAP)	$9,478	$5,281
Adjustments:
Less: Gain on investment securities	(21)	(144)
Add: Gain on investment securities tax adjustment	4	30
Net income Core	$9,461	$5,167
Average basic common shares outstanding	7,210,952	7,379,438
Average diluted common shares outstanding	7,246,016	7,405,703
Core net income per share - basic	$1.31	$0.70
Core net income per share - diluted	$1.31	$0.70

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

The following table reconciles the non-GAAP financial measures of FTE net interest income for the three and twelve months ended December 31, 2020 and 2019:

Three months ended March 31	2021	2020
Interest income (GAAP)	$23,477	$23,842
Adjustment to FTE	335	353
Interest income adjusted to FTE (non-GAAP)	23,812	24,195
Interest expense	2,709	4,281
Net interest income adjusted to FTE (non-GAAP)	$21,103	$19,914

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income less gains on equity securities and gains on sale of assets. The following table reconciles the non-GAAP financial measures of the efficiency ratio to GAAP for the three and twelve months ended December 31, 2020 and 2019:

Three months ended March 31	2021	2020
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$12,629	$13,651
Less: amortization of intangible assets expense	125	154
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	12,504	13,497

Net interest income (GAAP)	20,768	19,561
Plus: taxable equivalent adjustment	335	353
Noninterest income (GAAP)	3,517	3,550
Less: net gains (loss) on equity securities	21	(123)
Less: net gains on sale of securities		267
Net interest income (FTE) plus noninterest income (non-GAAP)	$24,599	$23,320

Efficiency ratio (non-GAAP)	50.83%	57.88%